UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02          Results of Operations and Financial Condition.

Cross Country Healthcare, Inc. (the “Company”) is providing updated financial guidance relating to the fourth quarter of 2021.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section and shall not be deemed incorporated by reference into any of the Company’s other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors (the “Board”) of the Company announced that, effective March 31, 2022 (the “Effective Date”), Kevin C. Clark, Co-Founder and Chief Executive Officer (“CEO”) of the Company, will retire and transition from his current role as President and CEO of the Company to Chairman of the Board (the “Transition”). The current Chairman of the Board, Thomas Dircks, will continue to serve as a director following the Transition. Larry Cash will continue to serve as the Company’s lead director.

In connection with the Transition, on January 19, 2022, the Board also announced that John A. Martins, the Company’s current Group President, Delivery, will be promoted to President and CEO (the “Promotion”) and will be appointed as a director of the Company (the “Appointment”), with such Promotion and Appointment to be effective as of the Effective Date. The Board believes that Mr. Martins’ institutional knowledge of the Company and prior leadership experience qualify him to serve on the Board.

Mr. Martins, age 53, joined the Company as Group President, Nurse and Allied in January 2021, and has served as the Company’s Group President, Delivery since March 2021. Prior to joining the Company, from 2017 to January 2021, Mr. Martins was Senior Vice President of Operations Strategy for Aya Healthcare, Inc., and from 2015 to 2017, he served as Senior Vice President, General Manager of AMN Healthcare Services, Inc. From 2008 to 2015, Mr. Martins was with Onward Healthcare, Inc., where he held various leadership positions, most recently serving as President. Mr. Martins earned a Bachelor of Science from William Peterson University.

The Board approved the Transition, the Promotion, and the Appointment, as well as the Employment Agreement and the Letter Agreement (each as defined below), on January 14, 2022.

Clark Letter Agreement and Non-Employee Director Compensation

In connection with the Transition, on January 14, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Clark providing for the following, subject to Mr. Clark’s execution of and delivery to the Company a fully effective and irrevocable release of claims against the Company and related parties: (i) all outstanding equity awards previously granted to Mr. Clark while he was an employee will continue to vest and be settled as currently scheduled (including, but not limited to, performance share awards through the entirety of the applicable performance cycle) during the period of Mr. Clark’s continued service on the Board or other service to the Company; (ii) in the event that there is a Change of Control (as defined in the Company’s 2020 Omnibus Incentive Plan) during Mr. Clark’s continued service to the Company, such equity awards will fully vest immediately prior to the consummation of the Change in Control. and (iii) subject to Mr. Clark’s eligibility for and timely election to receive COBRA continuation coverage from the Company, Mr. Clark is entitled to a lump sum amount, on a taxable basis, equal to the COBRA premiums for the period of 18 months following the Effective Date. Following the Effective Date, Mr. Clark will be entitled to non-employee director compensation consisting of a cash retainer of $70,000 per year and a Chairman of the Board cash fee of $85,000 per year. Mr. Clark also will be eligible to receive an annual equity grant of restricted stock under the Omnibus Incentive Plan.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. For additional information regarding the Company’s non-employee director compensation program, please refer to pages 25 through 27 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2021.

Martins Employment Agreement

In connection with the Promotion, on January 14, 2022, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Martins, setting forth the terms of his employment and compensation as President and CEO  of the Company. The initial term (the “Initial Term”) of the Employment Agreement is three years, commencing on April 1, 2022 and expiring on March 31, 2025. Thereafter, the Employment Agreement will automatically renew for successive one-year terms, unless either party has given at least 90 days prior written notice of such party’s intention not to renew the Employment Agreement.

The Employment Agreement provides for an initial base salary of $725,000 per annum, which, subject to Board approval, is expected (but is not guaranteed) to be increased to $825,000 per annum following the first anniversary of the Effective Date (the “Base Salary”). The Board, in consultation with the Compensation Committee, will review the Base Salary on an annual basis, and will determine, in its sole discretion, whether to increase (but not decrease) the Base Salary. Pursuant to the Employment Agreement, Mr. Martins will be eligible to participate in the Company’s annual bonus plan and receive an annual incentive cash bonus (the “Bonus”) at opportunity levels ranging between 100% of Base Salary to 180% of Base Salary as determined by the Compensation Committee. In addition, during the Initial Term of the Employment Agreement, Mr. Martins will receive an annual equity award pursuant to the Company’s 2020 Omnibus Incentive Plan or its successor (the “Equity Plan”); the target value of the annual equity award will be equal to 200% of Base Salary for the first year and 275% of Base Salary for the second and third years. Such equity awards will be subject to the terms and conditions established by the Compensation Committee and of the Equity Plan. Mr. Martins is also entitled to four weeks of paid vacation and is eligible to participate in all benefit plans and fringe benefit arrangements generally available to the Company’s senior executives.

If Mr. Martins’ employment is terminated by the Company without “Cause” or by Mr. Martins for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to receive: (1) the “Accrued Amounts,” which consist of (a) any unpaid Base Salary through the date of termination (payable in accordance with the Company’s regular payroll practices), (b) reimbursement for any unreimbursed business expenses incurred through the date of termination, (c) any unpaid Bonus for the year immediately preceding the year in which such termination occurs (payable at the same time and calculated in the same manner as if no termination had occurred), (d) payment for any accrued but unused vacation and sick time (payable within 30 days following the termination), and (e) all other applicable payments or benefits provided for by any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program; and (2) the “Severance Payment,” which consists of (a) continued payments of Base Salary (in effect at the time of such termination) for a period of 24 months, (b) an amount equal to two times the average actual Bonus paid in the immediately prior three calendar years or, in the event Mr. Martins was not an employee during such three-year period, an amount equal to two times the Bonus he would have earned during the year in which the termination occurs (but not less than two times 50% of his target bonus for the year of termination), and (c) payment in lieu of continued benefits elected by Mr. Martins at the time of such termination in accordance with the Company’s policies for a period of 24 months. The first Severance Payment will be made on the 60th day after the date of termination; thereafter, the Severance Payment will be paid in substantially equal installments in accordance with the Company’s policies and regular payroll practices for a period of 24 months following the date of termination. Additionally, any and all of Mr. Martins’ unvested stock appreciation rights, restricted stock, performance share awards (at target level performance), stock options, or other equity will immediately vest upon such termination.

In the event that Mr. Martins’ employment is terminated because the Company has provided notice of non-renewal of the Employment Agreement, he will be entitled to receive: (1) the Accrued Amounts and (2) the “Non-Renewal Payment,” which consists of continued payments of Base Salary (in effect at the time of such termination) for a period of 18 months. The first Non-Renewal Payment will be made on the 60th day after the termination; thereafter, the Non-Renewal Payment will be paid in accordance with the Company’s policies and regular payroll practices.

The foregoing payments, with the exception of the Accrued Amounts, are subject to Mr. Martins’ execution and delivery of a written release in favor of the Company.  The Employment Agreement contains customary restrictive covenants, including nonsolicitation and noncompetition provisions.

Additionally, on the Effective Date, Mr. Martins will be eligible to participate in the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). Pursuant to the Executive Severance Plan, Mr. Martins will be entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, he is terminated without cause or incurs an “involuntary termination” (i.e., a resignation for good reason).

The foregoing descriptions of the Employment Agreement and the Executive Severance Plan do not purport to be complete and are qualified in their entireties by reference to the Employment Agreement and the Executive Severance Plan, respectively. A copy of the Employment Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference, and a copy of the Executive Severance Plan is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020 and is incorporated herein by reference.

The press release issued by the Company on January 19, 2022 announcing the Transition and related matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01          Other Events.

The Company expects to hold an investor conference in early 2022. The Company will announce the date, time, and participation information for the investor conference when such information has been determined.

Forward-Looking Statements

This Current Report on Form 8-K contains statements relating to the Company’s intention to hold an investor conference. These statements, among others, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act, and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “suggests,” “appears,” “seeks,” “will,” “could,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, those set forth in Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Letter Agreement, dated as of January 14, 2022, by and between Cross Country Healthcare, Inc. and Kevin C. Clark
10.2	Employment Agreement, dated as of January 14, 2022, by and between Cross Country Healthcare, Inc. and John A. Martins
99.1	Press Release, dated January 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	January 19, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer